Exhibit 99.1

PLX TECHNOLOGY, INC. REPORTS FOURTH QUARTER AND FISCAL YEAR 2010 FINANCIAL RESULTS

•	Record Revenue of $116.6 million, up 41 Percent Year-over-Year
•	PCI Express Revenue Up 71 Percent Year-over-Year
•	Sampled Family of PCI Express Gen 3 Switches in Q4
•	Closed Acquisition of 10GBase-T Ethernet PHY Market Leader, Teranetics Inc., in Q4

SUNNYVALE, Calif., Jan. 24, 2011-- PLX Technology, Inc. (NASDAQ: PLXT), a leading global supplier of software-enriched silicon for the enterprise and consumer markets, today announced fourth quarter revenues of $27.8 million and a net loss of $7.6 million, or $0.17 per share (diluted). For 2010, the Company reported revenue of $116.6 million and a net loss of $3.3 million or $0.08 per share (diluted).

“Due to customer inventory digestion, our revenue results in the fourth quarter fell short of our expectations,” said Ralph Schmitt, president and CEO of PLX.  “However, higher than expected gross margin and lower than expected spending produced non-GAAP operating income close to our expectations.  The fundamentals of our business remain strong as our design win activity and closure rate are very robust, positioning us well for 2011. In the quarter we also had some major OEMs in trials with our leading-edge products in USB3.0, Gen 3 PCI Express® and 40nm 10 Gigabit Ethernet.”

GAAP Financial Comparison
(in millions, except per share amount)

	Quarterly Results			Year to Date
	Q4 2010	Q4 2009	Q3 2010	2010	2009
Net revenues	$27.8	$26.6	$30.2	$116.6	$82.8
Operating expense	$25.4	$13.4	$15.3	$71.0	$62.4
Operating income (loss)	$(9.1)	$2.4	$2.6	$(2.9)	$(15.5)
Net income (loss)	$(7.6)	$2.6	$1.1	$(3.3)	$(18.8)
Earnings (loss) per share (diluted)	$(0.17)	$0.07	$0.03	$(0.08)	$(0.53)

Non-GAAP Financial Comparison
(in millions, except per share amount)

	Quarterly Results			Year to Date
	Q4 2010	Q4 2009	Q3 2010	2010	2009
Net revenues	$27.8	$26.6	$30.2	$116.6	$82.8
Operating expense	$19.0	$12.4	$13.8	$60.9	$53.5
Operating income (loss)	$(2.6)	$3.3	$4.1	$7.2	$(6.5)
Net income (loss)	$(1.1)	$3.5	$2.7	$6.8	$(9.8)
Earnings (loss) per share (diluted)	$(0.02)	$0.09	$0.07	$0.18	$(0.27)

On a non-GAAP basis, operating results for 2010 improved significantly over 2009, with revenues up 41 percent and net income of $6.8 million compared to a net loss in 2009 of $9.8 million.  The fourth quarter results reflect the Teranetics acquisition that only added $1.0 million in revenue but added $5.3 million to non-GAAP operating expenses for the quarter and the year.

Product Highlights and Strategic Direction
PLX began sampling the industry’s first PCI Express 3.0 (PCIe® Gen3) switches to market leaders. These six new Gen3 switches are designed to support next-generation solutions such as Intel’s Romley platform, which requires Gen3. Adding value and exclusivity to the PLX switches, an upgraded software development kit (SDK) was also announced, enabling designers to get to market faster with instant access to internal chip registers, and provides diagnostic features along with performance monitoring of an entire PCIe-based system.

“The revenue growth in 2010 was outstanding, hitting record levels for the company,” said Schmitt. “Underlying this growth was an explosive 71 percent increase in our PCI Express business. We are seeing customers now migrate this interconnect to beyond board level applications. During the year, new growth areas have occurred in high-end motherboards, printers and even televisions. These new application areas will help the growth in this product area go beyond servers, networking and storage.”

PLX’s new Teranetics 10GBase-T family represents an ideal complement to the company’s PCI Express portfolio and closely aligns an existing key customer base. 10GBase-T technology and PCI Express are expected to dominate new designs in the data center for many years and global design activity is well underway. 10GBase-T takes advantage of the widely deployed 1G standard, and its backward compatibility allows the existing massive Ethernet cable infrastructure to significantly improve performance while lowering power requirements.

“In the quarter we closed the acquisition of Teranetics, and have seen an acceleration of design activity as customers are scrambling to release products in the market,” Schmitt said. “We continue to see expanded switch and NIC products being developed. We are also starting to see higher levels of device integration and lower price points in order to enable the LOM market. This is a key catalyst to making 10GBase-T technology mainstream. Customers have been very supportive in having one of their mainline silicon suppliers, PLX, take this technology to high volume. We are very bullish on the prospects of 10G Ethernet over copper in the next few years, which we expect will be a major growth driver for the company.”

The PLX storage product line saw further acceptance of the NAS7800 family, with significant design wins in new media-based platforms.  This family has been named one of EDN magazine’s “Hot 100” products for 2010, with the editors citing the devices’ innovation and significance to the market.  The USB 3.0 controllers started to ship in volume as the first meaningful revenue was achieved.  The company expects this business to continue growing throughout 2011.

Business Outlook
The following statements are based on current expectations. The company does not intend to update, confirm or change this guidance until its first quarter 2011 earnings release, although it may provide additional details regarding its guidance during today’s scheduled conference call.

•	Net revenues for the first quarter ending Mar. 31, 2011 are expected to be between $26 million and $29 million.
•	Gross margins are expected to be approximately 57 percent.
•
Operating expenses are expected to be approximately $23.7 million.  Included in operating expenses are share-based compensation and acquisition-related amortization charges of approximately $3.1 million and other acquisition related charges of $1.8 million

Conference Call
PLX management plans to conduct a conference call and webcast today at 2:00 p.m. PST to discuss its fourth quarter and fiscal 2010 financial results, as well as its first quarter 2011 outlook. A live webcast of the conference call will be available through the Investor Relations section of the PLX website at www.plxtech.com/investors, which also can be heard live via telephone at 866-202-3048, using passcode “PLX Technology.”  A recorded replay of this webcast will be available on the PLX website beginning 5:00 p.m. (PST) on Jan. 24, 2011, through 11:59 p.m. (PST) on Jan. 31, 2011. To listen to the replay via telephone, call 888-286-8010 and use access code 74199467.

For the live webcast, listeners should go to the PLX Website at least 15 minutes before the event starts to download and install any necessary audio software.

About PLX Technology, Inc.
PLX Technology, Inc. (NASDAQ: PLXT), based in Sunnyvale, Calif., USA, is an industry-leading global provider of semiconductor-based connectivity solutions primarily targeting the enterprise and consumer markets.  The company provides manufacturers worldwide with innovative software-enriched silicon through feature differentiation, high-quality interoperability and superior performance. www.plxtech.com.

Use of Non-GAAP Financial Information
To supplement PLX’s financial statements presented on a GAAP basis, PLX has provided non-GAAP financial information, including non-GAAP net income (loss), non-GAAP earnings (loss) per share (diluted), non-GAAP operating income (loss) and non-GAAP operating expenses.  These non-GAAP results exclude share-based compensation, including ESOP expenses, acquisition and restructuring related charges and amortization of acquired intangibles. A reconciliation of the adjustments to GAAP results is included in the tables below.  Non-GAAP financial information is not meant as a substitute for GAAP results, but is included because management believes such information is useful to our investors for informational and comparative purposes.  In addition, certain non-GAAP financial information is used internally by management to evaluate and manage the company.  The non-GAAP financial information used by PLX may differ from that used by other companies.  These non-GAAP measures should be considered in addition to, and not a substitute for, the results prepared in accordance with GAAP.

Safe Harbor Statement
This press release includes statements that qualify as forward-looking statements under the Private Securities Litigation Reform Act of 1995.  These include statements about the Company’s estimated net revenues, estimated operating expenses and estimated gross margins, which are set forth under the caption “Business Outlook” and the statements regarding the prospects of 10G Ethernet over copper, the Company being positioned well for 2011, and the growth in USB 3.0 controller business.  Such statements involve risks and uncertainties, which may cause actual results to differ materially from those set forth in the statements.  Factors that could cause actual results to differ materially include risks and uncertainties, such as reduced demand for products of electronic equipment manufacturers that use the Company’s products, adverse economic conditions in general or those specifically affecting the Company’s markets, technical difficulties and delays in the development process, errors in the products, reduced backlog for the Company’s customers and unexpected expenses.  Please refer to the documents filed by the Company with the SEC from time to time, including, but not limited to, the Annual Report on Form 10-K for the year ended December 31, 2010, and PLX’s quarterly report on Form-10Q for the quarters ended March 31, 2010 and June 30, 2010, and September 30, 2010, which identifies important risk factors that could cause actual results to differ from those contained in the forward-looking statements.  All forward-looking statements are made as of today, and the Company assumes no obligation to update such statements.

PLX and the PLX logo are trademarks of PLX Technology, Inc., which may be registered in some jurisdictions.  All other product names that appear in this material are for identification purposes only and are acknowledged to be trademarks or registered trademarks of their respective companies.

Investor Relations contact:
Leslie Green
Green Communications (for PLX)
Tel: 650.312.9060
leslie@greencommunicationsllc.com

Company contact:
Arthur O Whipple, CFO
PLX Technology, Inc.
Tel: 408.774.9060
investor-relations@plxtech.com

Editorial contact:
Jerry Steach
CommonGround Communications (for PLX)
Tel: 415.222.9996
jsteach@plxtech.com

PLX TECHNOLOGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands, except per share amounts)
		Three Months Ended		Twelve Months Ended
	December 31	December 31	September 30	December 31
	2010	2009	2010	2010	2009

Net revenues	$27,786	$26,638	$30,234	$116,560	$82,832
Cost of revenues	11,450	10,893	12,307	48,460	35,900
Gross margin	16,336	15,745	17,927	68,100	46,932

Operating expenses:
Research and development	12,374	7,364	7,605	35,766	31,387
Selling, general and administrative	6,986	5,132	6,570	26,720	24,719
Acquisition and restructuring related costs	3,360	-	510	3,870	2,900
Amortization of purchased intangible assets	2,711	854	648	4,656	3,416
Total operating expenses	25,431	13,350	15,333	71,012	62,422

Income (loss) from operations	(9,095)	2,395	2,594	(2,912)	(15,490)
Interest income and other, net	(52)	22	(1)	56	336
Loss on fair value assessment	-	-	-	-	(3,842)

Income (loss) before provision for income taxes	(9,147)	2,417	2,593	(2,856)	(18,996)
Provision (benefit) for income taxes	(1,515)	(188)	1,445	433	(194)

Net income (loss)	$(7,632)	$2,605	$1,148	$(3,289)	$(18,802)

Basic net income (loss) per share	$(0.17)	$0.07	$0.03	$(0.08)	$(0.53)
Shares used to compute basic per share amounts	44,503	37,012	37,098	38,942	35,653
Diluted net income (loss) per share	$(0.17)	$0.07	$0.03	$(0.08)	$(0.53)
Shares used to compute diluted per share amounts	44,503	37,355	37,683	38,942	35,653

PLX TECHNOLOGY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands)

	December 31	December 31
	2010	2009
ASSETS

Cash and investments	$23,579	$40,015
Accounts receivable, net	13,555	9,167
Inventories	13,318	9,628
Property and equipment, net	12,554	10,856
Goodwill	21,412	1,367
Other intangible assets	31,484	5,640
Other assets	6,069	7,347
Total assets	$121,971	$84,020

LIABILITIES

Accounts payable	$8,783	$6,489
Accrued compensation and benefits	5,266	1,261
Accrued commissions	514	740
Other accrued expenses	1,803	1,657
Short term note payable & capital lease obigations	6,066	776
Long term note payable & capital lease obligations	1,731	1,098
Total liabilities	24,163	12,021

STOCKHOLDERS' EQUITY

Common stock, par value	45	37
Additional paid-in capital	183,090	153,939
Accumulated other comprehensive loss	(148)	(87)
Accumulated deficit	(85,179)	(81,890)
Total stockholders' equity	97,808	71,999
Total liabilities and stockholders' equity	$121,971	$84,020

PLX TECHNOLOGY, INC.
RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL INFORMATION (1)
(Unaudited)
(in thousands, except per share amounts)
(not prepared in accordance with GAAP)

		Three Months Ended		Twelve Months Ended
	December 31	December 31	September 30	December 31
	2010	2009	2010	2010	2009
Net Income (Loss) Reconciliation
GAAP Net Income (Loss)	$(7,632)	$2,605	$1,148	$(3,289)	$(18,802)
Acquisition and restructuring related costs	3,360	-	510	3,870	2,900
Share-based compensation	416	90	386	1,611	2,720
Amortization of purchased intangible assets	2,711	854	648	4,656	3,416
Non-GAAP Net Income (Loss)	$(1,145)	$3,549	$2,692	$6,848	$(9,766)

Earnings (Loss) Per Share Reconciliation
GAAP Diluted Income (Loss) Per Share	$(0.17)	$0.07	$0.03	$(0.08)	$(0.53)
Effect of acquisition and restructuring related costs	0.08	-	0.01	0.10	0.08
Effect of share-based compensation	0.01	-	0.01	0.04	0.08
Effect of amortization of purchased intangible assets	0.06	0.02	0.02	0.12	0.10
Non-GAAP Diluted Income (Loss) Per Share	$(0.02)	$0.09	$0.07	$0.18	$(0.27)

Operating Income (Loss) Reconciliation
GAAP Operating Income (Loss)	$(9,095)	$2,395	$2,594	$(2,912)	$(15,490)
Share-based compensation - COGS	8	6	8	33	91
Share-based compensation - R&D	251	96	155	715	862
Share-based compensation - SG&A	157	(12)	223	863	1,767
Acquisition and restructuring related costs	3,360	-	510	3,870	2,900
Amortization of purchased intangible assets	2,711	854	648	4,656	3,416
Non-GAAP Operating Income (Loss)	$(2,608)	$3,339	$4,138	$7,225	$(6,454)

Operating Expense Reconciliation
GAAP Operating Expenses	$25,431	$13,350	$15,333	$71,012	$62,422
Share-based compensation - R&D	(251)	(96)	(155)	(715)	(862)
Share-based compensation - SG&A	(157)	12	(223)	(863)	(1,767)
Acquisition and restructuring related costs	(3,360)	-	(510)	(3,870)	(2,900)
Amortization of purchased intangible assets	(2,711)	(854)	(648)	(4,656)	(3,416)
Non-GAAP Operating Expenses	$18,952	$12,412	$13,797	$60,908	$53,477

1	Refer to " Use of Non-GAAP Financial Information" in the press release for a discussion of management's use of non-GAAP financial measures.

PLX TECHNOLOGY, INC.
SUPPLEMENTAL DATA
(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31	December 31	September 30	December 31
	2010	2009	2010	2010	2009
Net Revenues by Geography
Americas	19%	18%	20%	18%	18%
Asia Pacific	66%	73%	68%	71%	72%
Europe	15%	9%	12%	11%	10%

	Three Months Ended			Twelve Months Ended
	December 31	December 31	September 30	December 31
	2010	2009	2010	2010	2009
Net Revenues by Product Type
PCI Express products	45%	45%	48%	47%	38%
Storage products	11%	17%	12%	13%	23%
Network PHY products	4%	-	-	1%	-
Connectivity products	40%	38%	40%	39%	39%

Estimated 2011 Amortization Expense of Aquired Intangibles
Q111	$2,444
Q211	2,444
Q311	2,444
Q411	2,032
2011 Total	$9,364

Estimated 2011 Teranetics Carve-out Plan Expense
Q111	$1,387
Q211	471
Q311	471
Q411	-
2011 Total	$2,329